EX 99.2

1436 Lancaster Avenue, Suite 300
Berwyn, PA 19312
Ph: (610) 296-3400 Fax: (610) 296-7844
www.dfcglobalcorp.com/www.nmm.com

FOR IMMEDIATE RELEASE

NATIONAL MONEY MART COMPANY ANNOUNCES CASH TENDER OFFER FOR ANY AND ALL
OF ITS OUTSTANDING 10.375% SENIOR NOTES DUE 2016

BERWYN, PA (BusinessWire) November 15, 2013 – National Money Mart Company (“NMM”), a wholly owned subsidiary of DFC Global Corp. (NASDAQ: DLLR), today announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 10.375% Senior Notes due 2016 (the “Senior Notes”). There is currently $600,000,000 aggregate principal amount of the Senior Notes outstanding. The Tender Offer will expire on December 13, 2013 at 11:59 p.m., New York City time, unless extended (as such time and date may be extended, the “Expiration Time”) or terminated earlier by NMM in its sole discretion. In connection with the Tender Offer, NMM is also soliciting consents (“Consents”) from holders of the Senior Notes to certain proposed amendments to the indenture governing the Senior Notes.

The Tender Offer is being made pursuant to an Offer to Purchase and a related Letter of Transmittal, each dated November 15, 2013, which set forth a more detailed description of the terms and conditions of the Tender Offer.

Holders who validly tender their Notes before 5:00 p.m., New York City time, on December 2, 2013 unless extended (such date and time, as it may be extended, the “Early Tender Time”), will be eligible to receive $1,058.00 for each $1,000 principal amount of Senior Notes tendered and not validly withdrawn (which includes an “Early Tender Premium” of $30.00 per $1,000 principal amount of Senior Notes). Holders who validly tender their Senior Notes after the Early Tender Time and prior to the Expiration Time, will be eligible to receive $1,028.00 for each $1,000 principal amount of Senior Notes tendered and not validly withdrawn and will not receive the Early Tender Premium. These terms are summarized in the table below:

		Principal		Early	Total
		Amount	Tender Offer	Tender	Consideration
Title of Security	CUSIP Numbers	Outstanding	Consideration [1,2] Premium[1]		[1,2]
10.375% Senior Notes	637004AC6 /
due 2016	637004AA0	$600,000,000	$1,028.00	$30.00	$1,058.00
(1)	Per $1,000 principal amount of Senior Notes that are accepted for purchase.

(2) Accrued and unpaid interest will be paid in addition to the Total Consideration or the Tender Offer Consideration, as applicable.

Holders who validly tender their Senior Notes by the Early Tender Time will be eligible to receive payment on the initial settlement date, which is currently expected to be on or about December 3, 2013, following the Early Tender Time and satisfaction and waiver of the Tender Offer conditions. Holders who validly tender their Senior Notes after the Early Tender Time and at or prior to the Expiration Time that are accepted for purchase will be eligible to receive payment on the final settlement date following the Expiration Time, which is expected to be the business day following the Expiration Time. NMM will pay accrued and unpaid interest on Senior Notes that are accepted for purchase in the Tender Offer up to, but excluding, the applicable settlement date.

Validly tendered Senior Notes may be validly withdrawn and the related Consents may be validly revoked at any time at or prior to the withdrawal deadline, which is 5:00 p.m., New York City time, on December 2, 2013, unless extended or earlier terminated. Any extension, delay, termination or amendment of the Tender Offer will be followed as promptly as practicable by a public announcement thereof.

Concurrently with the Tender Offer, the Company is soliciting from holders Consents to the proposed amendments to the indenture governing the Senior Notes to eliminate most of the covenants and certain default provisions applicable to the Senior Notes. Adoption of the proposed amendments requires the consent of holders of at least a majority of the outstanding principal amount of the Senior Notes.

The Tender Offer is subject to the satisfaction or waiver of a number of conditions, including a financing condition. The Tender Offer is not conditioned on any minimum amount of any Senior Notes being tendered or upon requisite consents being received in order to amend the indenture governing the Senior Notes. Furthermore, subject to applicable law, NMM may, in its sole discretion, waive conditions applicable to the Tender Offer or extend, terminate or otherwise amend the Tender Offer. Holders may not tender their Senior Notes without delivering Consents or deliver Consents without tendering their Senior Notes.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and Letter of Transmittal and the other related materials that NMM will distribute to holders of Senior Notes. Holders of Senior Notes should read the Offer to Purchase and Letter of Transmittal and the other related materials because they contain important information.

The dealer manager for the Tender Offer is Credit Suisse Securities (USA) LLC. Questions regarding the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) and (212) 325-2476 (collect).

D.F. King & Co., Inc. is acting as the tender and information agent in connection with the Tender Offer. Any questions regarding procedures for tendering Senior Notes or requests for additional copies of the Offer to Purchase and any related documents, which are available for free and which describe the tender offer in greater detail, should be directed to D.F. King & Co. whose address and telephone numbers are as follows:

D.F. King & Co.
Attention: Elton Bagley
48 Wall Street — 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 269-5550
All others: (800) 488-8035
Email: nmm@dfking.com

None of NMM, DFC Global Corp. or any of their respective board of directors (or any committee thereof), the dealer manager, the depositary and information agent, the trustee for the Senior Notes or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Senior Notes in the Tender Offer.

This press release is for informational purposes only and is not an offer to sell or purchase, the solicitation of an offer to sell or purchase or the solicitation of consents with respect to any securities discussed herein. The Tender Offer is only being made pursuant to the terms of the Offer to Purchase and Letter of Transmittal and the other related materials that NMM will distribute to holders of Senior Notes. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

******

DFC Global Corp. (NASDAQ: DLLR), of which NMM is an indirect wholly owned subsidiary, is a leading international non-bank provider of alternative financial services, principally unsecured short term consumer loans, secured pawn loans, check cashing, gold buying, money transfers and reloadable prepaid debit cards, serving primarily unbanked and under-banked consumers. DFC Global Corp. serves its customers through its approximately 1,500 current retail storefront locations and its multiple Internet platforms in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. DFC Global Corp.’s networks of retail locations in the United Kingdom and Canada are the largest of their kind by revenue in each of those countries. DFC Global Corp. believes it operates one of the largest online unsecured short-term consumer lending businesses by revenue and loan portfolio in the United Kingdom. It also believes that, by virtue of its secured pawn lending operations in the United Kingdom, Scandinavia, Poland, Romania and Spain, it is the largest pawn lender in Europe measured by loan portfolio. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	ICR Investor Relations:
Garrett Edson, 484-320-5800 or Media:
Phil Denning, 203-682-8200